Exhibit 21
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          Subsidiaries of VIMRx Pharmaceuticals Inc. (the "Registrant")


                                                  State or Jurisdiction of
                                                  Incorporation or Organization
           Name(1)
Innovir Laboratories, Inc.(2)                     Delaware
   VIMRx Holdings, Ltd.(3)                        Delaware
     VPI (UK) Ltd.(4)                             United Kingdom
     VPI Gesselschaft fur die Entwicklung und     Federal Republic of Germany
     Synthese von Oligomeren GmbH(4)
     Ribonetics GmbH Gesselschaft fur molekulare Federal Republic of Germany Therapie(4)
VIMRx Genomics, Ltd.(5)                           Delaware
Cambes, Ltd.(6)                                   Delaware



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         (1)      Each listed subsidiary does business under the name indicated.
         (2)      Approximately 68%-owned by the Registrant.
         (3)      100%-owned by Innovir Laboratories, Inc.
         (4)      100%-owned by VIMRx Holdings, Ltd.
         (5)      90%-owned by the Registrant.
         (6) Controlled by the Registrant through the ownership of all outstanding shares of voting preferred stock and one-third of the outstanding shares of common stock.


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